POWER OF ATTORNEY

I, Peter G. Johannsen, the undersigned Director of Empire Fidelity Investments Life Insurance Company ("Empire Fidelity"), hereby constitute and appoint David J. Pearlman, my true and lawful attorney-in-fact, with full power of substitution, to sign for me and in my name in the appropriate capacities, (i) the initial Registration Statement on Form N-4 filed herewith and any and all Pre-Effective Amendments to such Registration Statement, any and all subsequent Post-Effective Amendments to said Registration Statements, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorney-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof and (ii) all initial Registration Statements of Empire Fidelity, all Pre-Effective Amendments to any Registration Statements, any and all subsequent Post-Effective Amendments to said Registration Statements, and any supplements or other instruments in connection therewith , and generally to do all such things in my name and behalf in connection therewith as said attorney-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

/s/Peter G. Johannsen

Peter G. Johannsen March 13, 2007